U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                             FORM 8/K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):

                          July 10, 2000


                  Commission File No. 000-26605

                      CLARION INTERNET, INC.
       ----------------------------------------------------
          (Name of Small Business Issuer in its Charter)


Nevada,  U.S.A.                                        33-0860027
(State or other Jurisdiction                        (IRS Employer
of Incorporation or Organization)             Identification No.)


 44489 Town Center Way, Suite D487, Palm Desert, California 92260
             (Address of Principal Executive Offices)


                          (760) 674-8859
                   (Issuer's Telephone Number)

Item 4.  Change in Registrant's Certifying Accountants

     As of July 10, 2000, Clarion Internet, Inc. (the
"Registrant") informed its auditors, Demian and Company, P.C., that the firm would no longer be representing the Registrant as its accountants. The Registrant's Board of Directors had previously authorized the decision.

     In connection with the audits of the fiscal year ended December 31, 1999, and up to the date of resignation, there were no disagreements between the Registrant and Demian regarding any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and the firm has not advised the registrant of any reportable events.

     The accountant's report on the financial statements for the previous fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     Filed herewith as an Exhibit is a letter of Demian, addressed to the Commission, stating his termination and indicating agreement with the Registrant's response to this Item
4.

     As of July 10, 2000, the Company retained and appointed the accounting firm of Robison, Hill & Co. as the Company's new independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2000. The decision to retain and appoint the accounting firm of Robison, Hill & Co. has been approved by the Company's Board of Directors.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     The following exhibits are filed with this report:

          1)  Letter from Demian & Company, P.C. to the
          Commission dated July 13, 2000.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      CLARION INTERNET, INC.


Date:  July 12, 2000          By:  /s/ Matthew Blansett
                                   Matthew Blansett
                                   President, Secretary, Chairman

                          Exhibit to 8-K


Demian & Company, P.C.
60 Walnut Avenue
Suite 100
Clark, New Jersey 07066

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We hereby confirm that the client-auditor relationship between Clarion Internet, Inc. (SEC File # 000-26605) and Demian &
Company, P.C. has ceased.

This firm has reviewed Item 4 - Changes in Registrant's
Certifying Public Accountant of the Form 8-K to be filed by Clarion Internet, Inc. on or about July 13, 2000.

We have no disagreements with the statements made within Item 4 of the referenced 8-K.


Yours truly,

Demian & Company, P.C.


/s/ Peter Demian
Peter Demian, CPA
  for the firm